                                                                     EXHIBIT 1.2

                           AAMES CAPITAL CORPORATION

                       Mortgage Pass-Through Certificates

                               PRICING AGREEMENT


                                 June 20, 1996

Prudential Securities Incorporated
  as Representative of the several Underwriters
  named in Schedule I-A-1 to the applicable Pricing Agreement
  c/o    Prudential Securities Incorporated
         One New York Plaza, 15th Floor
         New York, New York  10038

NatWest Capital Markets Limited
  as Representative of the several Underwriters named in Schedule I-A-2 to the applicable Pricing Agreement
  c/o    NatWest Capital Markets Limited
         175 Water Street, 20th Floor
         New York, New York 10038

Gentlemen:

         Aames Capital Corporation (the "Company") proposes, subject to the terms and conditions stated herein and the Underwriting Agreement, dated June 20, 1996 (the "Underwriting Agreement"), between the Company and Prudential Securities Incorporated, underwriter and as Representative (in such capacity, the "Class A-1 Representative) of the several underwriters named in Schedule I-A-1 hereto, and NatWest Capital Markets Limited, as underwriter and as Representative (in such capacity, the "Class A-2 Representative"; each of the Class A-1 Representative and the Class A-2 Representative, a "Representative" and together, the "Representatives") of the several underwriters named in
Schedule I-A-2 hereto (together with the Class A-1 Representative and the Class A-2 Representative, the "Underwriters"), to issue and sell to the Underwriters the series of mortgage pass-through certificates specified in Schedule II hereto (the "Certificates"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty with respect to the Prospectus in Section 1 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented with respect to the Certificates. Each reference to the Representatives shall be deemed to refer to the Representatives named herein. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Certificates in the form heretofore delivered to you is now proposed to be filed or, in the case of a supplement, mailed for filing with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to the Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Company, at the time and at the purchase price set forth in Schedule II hereto, the aggregate amount of each Class of Certificates set forth opposite the name of such Underwriter set forth in
Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the Underwriters and the Company.

                              Very truly yours,

                              AAMES CAPITAL CORPORATION


                              By:  /s/ GREGORY J. WITHERSPOON
                                 ----------------------------------
                                 Name: Gregory J. Witherspoon
                                 Title: Executive Vice President - Finance

CONFIRMED AND ACCEPTED,
as of the date first above written:

PRUDENTIAL SECURITIES INCORPORATED


By:  /s/ BRENDAN J. KEANE
    -----------------------------
      Name: Brendan J. Keane
      Title: Vice President

    For itself and as Representative
    of the several Underwriters named
    in Schedule I-A-1 to the applicable
    Pricing Agreement

NATWEST CAPITAL MARKETS LIMITED


By:   /s/ JOHAN HATTINGH
    -----------------------------
      Name: Johan Hattingh
      Title: Managing Director

    For itself and as Representative
    of the several Underwriters named
    in Schedule I-A-2 to the applicable
    Pricing Agreement

                                  SCHEDULE I-1




                           Principal                                                                    Principal
                           Amount of Class   Principal Amount     Principal Amount   Principal Amount   Amount
                           A-1A              of Class A-1B        of Class A-1C      of Class A-1D      of Class A-2
Underwriter                Certificates      Certificates         Certificates       Certificates       Certificates
- -----------                ------------      ------------         ------------       ------------       ------------
NatWest Capital            $15,632,100       $ 9,239,700          $ 6,423,000        $ 4,715,700        $ 54,000,000
Markets Limited

Prudential Securities      $15,632,100       $ 9,239,700          $ 6,423,000        $ 4,715,700        $ 54,000,000
  Incorporated


Bear, Stearns & Co.        $15,632,100       $ 9,239,700          $ 6,423,000        $ 4,715,700        $ 54,000,000
  Inc.

Nomura Securities          $ 5,210,700       $ 3,079,900          $ 6,423,000        $ 4,715,700        $ 18,000,000
International, Inc.




Total                      $52,107,000       $30,799,000          $21,410,000        $15,719,000        $180,000,000





                                  Schedule I-1

                                  SCHEDULE II

Registration Statement No. 33-99458
  Basic Prospectus dated June 20, 1996
  Prospectus Supplement dated June 20, 1996


         Title of Certificates:                                              Class A-1A
                                                                             ----------

                 Amount of Certificates:                                     $52,107,000 (approximate)

                 Pass-Through Rate:                                          5.57875% for the initial Interest Period; LIBOR plus
                                                                             0.11% thereafter

                 Purchase Price Percentage:                                  100%

                 Cut-off Date:                                               June 1, 1996

                 Closing:                                                    June 27, 1996

                 Denominations:                                              $1,000.00 and integral multiples of $1.00 in excess
                                                                             thereof.


         Title of Certificates:                                              Class A-1B
                                                                             ----------

                 Amount of Certificates:                                     $30,799,000 (approximate)

                 Pass-Through Rate:                                          7.275%

                 Purchase Price Percentage:                                  99.984375%     (plus accrued interest from Cut-off Date
                                                                                            at applicable Pass-Through Rate)

                 Cut-off Date:                                               June 1, 1996

                 Closing:                                                    June 27, 1996

                 Denominations:                                              $1,000.00 and integral multiples of $1.00 in excess
                                                                             thereof.


         Title of Certificates:                                              Class A-1C
                                                                             ----------

                 Amount of Certificates:                                     $21,410,000  (approximate)

                 Pass-Through Rate:                                          7.625%

                 Purchase Price Percentage:                                  99.984375%     (plus accrued interest from Cutoff Date
                                                                                            at applicable Pass-Through Rate)

                 Cut-off Date:                                               June 1, 1996

                 Closing:                                                    June 27, 1996

                 Denominations:                                              $1,000.00 and integral multiples of $1.00 in excess
                                                                             thereof.





                                 Schedule II-1

         Title of Certificates:                                              Class A-1D
                                                                             ----------

                 Amount of Certificates:                                     $15,719,000 (approximate)

                 Pass-Through Rate:                                          8.175%

                 Purchase Price Percentage:                                  99.953125%     (plus accrued interest from Cutoff Date
                                                                                            at applicable Pass-Through Rate)

                 Cut-off Date:                                               June 1, 1996

                 Closing:                                                    June 27, 1996

                 Denominations:                                              $1,000.00 and integral multiples of $1.00 in excess
                                                                             thereof.


         Title of Certificates:                                              Class A-2
                                                                             ---------

                 Amount of Certificates:                                     $180,000,000 (approximate)

                 Initial Pass-Through Rate:                                  LIBOR +.33% for each Interest Period on or prior to the
                                                                             Distribution Date in March 2005; LIBOR + 0.66%
                                                                             thereafter

                 Purchase Price Percentage:                                  100%

                 Cut-off Date:                                               June 1, 1996

                 Closing:                                                    June 27, 1996

                 Denominations:                                              $1,000.00 and integral multiples of $1.00 in excess
                                                                             thereof.

Representative with respect to the Class A-1 Certificates:      Prudential Securities Incorporated

Representative with respect to the Class A-2 Certificates:      Natwest Capital Markets Limited

Insurer:         Financial Security Assurance Inc.

Location of Settlement:   The offices of Andrews & Kurth L.L.P., 601 South
                          Figueroa Street, Los Angeles, California





                                Schedule II-2